                   NEW YORK STATE ELECTRIC & GAS CORPORATION
                           OFFER TO PURCHASE FOR CASH
                ANY AND ALL OUTSTANDING SHARES OF THE FOLLOWING
        SERIES OF ITS SERIAL PREFERRED STOCK, PAR VALUE $100 PER SHARE,
            AT THE PURCHASE PRICES LISTED ON THE FRONT COVER OF THE
          OFFER TO PURCHASE AND CONSENT STATEMENT, DATED MARCH 1, 1999

 SERIES                                                      CUSIP NO.
---------                                                  -------------
  3.75%    Cumulative Preferred Stock                      649840-20-4
 4 1/2%    Cumulative Preferred Stock (Series 1949)        649840-70-9
  4.40%    Cumulative Preferred Stock                      649840-40-2
  4.15%    Cumulative Preferred Stock (Series 1954)        649840-50-1
  4.15%    Cumulative Preferred Stock                      649840-2*-5

                            ------------------------

                   NEW YORK STATE ELECTRIC & GAS CORPORATION
               CONSENT STATEMENT WITH RESPECT TO THE ABOVE-LISTED
                      SERIES OF ITS SERIAL PREFERRED STOCK
--------------------------------------------------------------------------------
           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
       NEW YORK CITY TIME, ON MARCH 26, 1999, UNLESS THE OFFER IS EXTENDED
                            (THE "EXPIRATION DATE").
--------------------------------------------------------------------------------

                                                                   March 1, 1999

    To Our Clients:

    Enclosed for your consideration are the Offer to Purchase and Consent Statement, dated March 1, 1999, and a separate Letter of Transmittal and Consent for each series of serial preferred stock listed above (each a "Series of Preferred," and the holder thereof, a "Preferred Shareholder") of New York State Electric & Gas Corporation (the "Company"), a New York corporation, of which you own shares. The Company invites the holders of shares (the "Shares") of the Series of Preferred listed above to tender any and all of their Shares for purchase at the purchase price per Share listed on the front cover of the Offer to Purchase and Consent Statement, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Statement and in the applicable Letter of Transmittal and Consent (which together constitute the "Offer"). The Company will purchase any and all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions set forth in the Offer. In conjunction with the Offer, the Company is soliciting consents from holders of each Series of Preferred with respect to a proposal to permit the issuance by the Company of additional unsecured indebtedness in excess of all other unsecured indebtedness presently authorized, permitted or previously consented to, as described in the Offer (the "Proposal").

    If, but only if, a Preferred Shareholder consents to the Proposal with respect to Shares but such Shares are not tendered and the Proposal is approved, the Company will make a special cash payment to such Preferred Shareholder in an amount equal to $1.00 for each such Share (the "Special Cash Payment"). Consents MUST be returned by the Expiration Date for the applicable Series of Preferred. Those Preferred Shareholders who validly tender their Shares will be entitled only to the applicable purchase price per Share listed on the front cover of the Offer to Purchase and Consent Statement and will not be entitled to the Special Cash Payment.

    While Preferred Shareholders who wish to tender their Shares pursuant to the Offer need not grant their consent to the Proposal, the Offer is conditioned upon, among other things, the approval of the Proposal by holders of at least a majority of the votes of shares of the Company's outstanding serial preferred stock entitled to be cast (which includes each Series of Preferred and the Company's 6.30% Serial Preferred Stock (Cumulative, $100 Par Value) which is not subject to the Offer), considered together as one class. The Offer for any one Series of Preferred is not conditioned upon any minimum number of Shares of such Series of Preferred being tendered and is independent of the Offer for any other Series of Preferred.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES OR CONSENT TO THE PROPOSAL WITH RESPECT TO SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ANY LETTER OF TRANSMITTAL AND CONSENT FURNISHED TO YOU IS SOLELY FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER OR GRANT CONSENT WITH RESPECT TO SHARES HELD BY US FOR YOUR ACCOUNT. IF YOU DO NOT PROVIDE INSTRUCTIONS, WE WILL NOT TENDER, OR CONSENT WITH RESPECT TO, SUCH SHARES.

    We request instructions as to whether you wish us to tender and/or grant consent to the Proposal with respect to any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

    (1) The Offer is conditioned upon, among other things, approval of the Proposal, as described in the Offer to Purchase and Consent Statement. The Offer for any one Series of Preferred is not conditioned upon a minimum number of Shares of such Series of Preferred being tendered and is independent of the Offer for any other Series of Preferred.

    (2) The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on March 26, 1999, unless the Offer is extended with respect to a Series of Preferred. Your instructions should be forwarded to us in ample time to permit us to submit a tender and/or consent on your behalf by the Expiration Date. If you would like to withdraw your Shares that we have tendered or withdraw a consent that was given, you can withdraw them so long as the Offer remains open, and if such tendered Shares have not been accepted for payment and with respect to consents, until the Proposal has become effective.

    (3) Preferred Shareholders who wish to tender their Shares pursuant to the Offer need not grant their consent to the Proposal; nor is it necessary to tender Shares in order to consent to the Proposal.

    (4) Only Preferred Shareholders who are the holders of record of Shares as of March 5, 1999 (the "Record Date") have the right to grant their consent to the Proposal. If, but only if, a Preferred Shareholder consents to the Proposal with respect to Shares but such Shares are not tendered and the Proposal is approved, as described in the Offer to Purchase and Consent Statement, the Company will make the Special Cash Payment to such Preferred Shareholder in an amount equal to $1.00 for each such Share.

    (5) The Company will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal and Consent.

    NONE OF THE COMPANY, ITS BOARD OF DIRECTORS NOR ANY OF ITS OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

    If you wish to have us tender and/or grant a consent with respect to any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing and returning to us the instruction form contained herein. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained herein. If you authorize consent to the Proposal with respect to your Shares, consent to the Proposal will be granted with respect to all such Shares unless otherwise specified on the instruction form contained herein. Your instructions should be forwarded to us in ample time to permit us to submit a tender and/or grant a consent to the Proposal on your behalf by the Expiration Date.

    The Offer is not being made to, nor will the Company accept tenders from, owners of Shares in any jurisdiction in which the Offer or its acceptance would not be in compliance with the laws of such jurisdiction. The Company is not aware of any jurisdiction where the making of the Offer or the tender of Shares would not be in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer or if the tender of Shares is not in compliance with any applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the owners of Shares residing in such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                  INSTRUCTIONS
                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
            ANY AND ALL OUTSTANDING SHARES OF A SERIES OF PREFERRED
                        OF, AND CONSENT SOLICITATION BY,

                   NEW YORK STATE ELECTRIC & GAS CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase and Consent Statement, dated March 1, 1999, and a separate Letter of Transmittal and Consent for each Series of Preferred of the Company in which the undersigned owns Shares, in connection with the invitation of the Company to the holders of each Series of Preferred to tender any and all of their Shares of a Series of Preferred for purchase at the purchase price per Share listed on the front cover of the Offer to Purchase and Consent Statement, net to the seller in cash, upon the terms and subject to the conditions of the Offer, and in connection with the consent solicitation being conducted by the Board of Directors of the Company.

                                     TENDER

    This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

                  SERIES OF PREFERRED                                 NUMBER OF SHARES TO BE TENDERED*

                                    CONSENT

    IF YOU TENDER SHARES YOU NEED NOT LIST SHARES BELOW. ONLY LIST SHARES BELOW IF YOU ARE NOT TENDERING SUCH SHARES AND ARE ONLY GRANTING A CONSENT WITH RESPECT TO SUCH SHARES. IN ANY CASE, YOU MUST CHECK THE APPROPRIATE BOX BELOW.

    You are instructed to grant consent, withhold consent or abstain with respect to all Shares as indicated below in respect of the Proposal and with respect to which Shares the undersigned is entitled to grant consent.

/ /  CONSENT                  / /  WITHHOLD CONSENT                 / /  ABSTAIN
INDICATE YOUR VOTE BY AN (X).

                                                                      NUMBER OF SHARES WITH RESPECT TO
                  SERIES OF PREFERRED                                    WHICH CONSENT IS GRANTED**

                                  SIGNATURE(S)

X ______________________________________________________________________________
X ______________________________________________________________________________
Dated: ______, 1999.
Name(s): _______________________________________________________________________
________________________________________________________________________________
                                 (PLEASE PRINT)

Capacity (full title): _________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________
                               (INCLUDE ZIP CODE)

DAYTIME Area Code and Telephone No.: ___________________________________________
Social Security or Taxpayer Identification No.: ________________________________
------------------------------

* By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

** By executing and returning these Instructions, unless otherwise indicated, it will be assumed that consent to the Proposal is to be granted in respect of all Shares held by us for your account.